UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2017

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Boulevard, Suite 108, Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (732) 243-9250

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Purchase Agreement

On March 10, 2017, Ameri Holdings, Inc. (the “Company” or “Ameri”) acquired 100% of the shares of ATCG Technology Solutions, Inc. (“ATCG”), a Delaware corporation, pursuant to the terms of a Share Purchase Agreement (the “SPA”) among the Company, ATCG, all of the stockholders of ATCG (the “Stockholders”), and the Stockholders’ representative. ATCG provides U.S. domestic, offshore and onsite SAP consulting services and has its main office in Folsom, California.

The aggregate purchase price for the acquisition of ATCG consisted of: (a) 576,923 shares of AMERI common stock (the “ATCG Shares”), (b) unsecured promissory notes (the “Notes”) issued to certain of ATCG’s selling Stockholders for the aggregate amount of $3,750,000 (which Notes bear interest at a rate of 6% per annum and mature on June 30, 2018), and (c) earn-out payments in shares of Ameri common stock to be paid, if earned, in 2018 and 2019, all as more particularly outlined in the SPA and the Notes. The total consideration paid excludes transaction costs.

The parties to the SPA have made customary representations, warranties and covenants therein. The foregoing description of the ATCG acquisition is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and the full text of the Notes, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. A copy of the press release announcing the ATCG acquisition is furnished as Exhibit 99.1 to this Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Shares of Equity Securities.

As described under Item 1.01 of this Current Report on Form 8-K, on March 10, 2017, the Company issued an aggregate of 576,923 shares of its common stock to the Stockholders as part of the total consideration for the purchase of the shares of ATCG. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as a private offering. Such issuance did not involve a public offering, and was made without general solicitation or advertising.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 2.1	Share Purchase Agreement, dated as of March 10, 2017, by and among Ameri Holdings, Inc., ATCG Technology Solutions, Inc., all of the stockholders of ATCG, and the Stockholders’ representative. (Schedules, exhibits and similar attachments to the SPA that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)

Exhibit 10.1	Form of Unsecured Promissory Note.

Exhibit 99.1	Press Release, dated March 10, 2017.

This Current Report on Form 8-K, including the information in the attached press release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this Current Report on Form 8-K, including statements made in the attached press release, are forward looking and subject to change. Examples of forward-looking statements include statements related to our future economic performance (including anticipated revenues and earnings) and our business plans and objectives (including our intended product releases and planned ship dates), which may include certain assumptions that underlie the forward-looking statements. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Our actual results could differ materially from expected results expressed in forward-looking statements. We will not necessarily update information if any forward-looking statement later turns out to be inaccurate. Risks and uncertainties that may affect our future results include, but are not limited to, those discussed in our Quarterly Report on Form 10-K for the nine months ended December 31, 2016 as filed with the Securities and Exchange Commission (“SEC”) on March 15, 2016 and in other documents we have filed with the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2017	AMERI HOLDINGS, INC.

	By:	/s/ Giri Devanur
Giri Devanur
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Share Purchase Agreement, dated as of March 10, 2017, by and among Ameri Holdings, Inc., ATCG Technology Solutions, Inc., all of the stockholders of ATCG, and the Stockholders’ representative. (Schedules, exhibits and similar attachments to the SPA that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)

Exhibit 10.1	Form of Unsecured Promissory Note.

Exhibit 99.1	Press Release, dated March 10, 2017.